Exhibit 2.1

SHARE EXCHANGE AGREEMENT

This Share Exchange Agreement (the “Agreement”) dated as of the 26th day of March 2009, by and among Harborview Master Fund, L.P. (“Harborview”), Boxwoods, Inc., a Delaware corporation (the “Company”), and Duke Mining Acquisition LLC a Texas Limited Liability Company (“Duke Acquisition”), the sole owner of 100% of the issued and outstanding capital stock of its wholly owned subsidiary Duke Mining Company, Inc., a Texas C corporation (“Duke Mining”).

WITNESSETH:

WHEREAS, Duke Acquisition is the holder of all of the issued and outstanding capital stock of Duke Mining (the “Duke Mining Shares”);

WHEREAS, the Company is acquiring all the issued and outstanding shares of Duke Mining;

WHEREAS, Harborview is willing to transfer shares of the Company’s restricted common stock, par value $0.0001 per share (the “Common Stock”), to Duke Acquisition in consideration for the transfer of the Duke Mining Shares; and

WHEREAS, Harborview anticipates arranging an investment into the Company, by a third-party investor, upon closing of this Agreement;

WHEREAS, the Company is a reporting company whose common stock is quoted on the Over-the Counter Bulletin Board under the symbol BXWD.OB.

NOW, THEREFORE, for the mutual consideration set out herein, the parties agree as follows:

1.

 Exchange of Shares and Issuance to the Evolution Shareholders.

(a)  Transfer of Shares by Harborview. On and subject to the conditions set forth in this Agreement, Harborview will transfer to Duke Acquisition, in exchange for the Company acquiring 1,000,000 Duke Mining Shares, which represents all of the issued and outstanding capital stock of Duke Mining, an aggregate of 4,400,000 shares of Common Stock.  The Common Stock will be transferred to Duke Acquisition in the amounts set forth after their respective names in Schedule I to this Agreement.

(b)  Transfer of Duke Mining Shares by Duke Acquisition. Subject to the conditions set forth in this Agreement, Duke Acquisition will transfer to the Company all of the Duke Mining Shares in exchange for shares of Common Stock.  Duke Acquisition holds the number of Duke Mining Shares set forth in Schedule I to this Agreement.

(c)  Additional Consideration.  On the Closing Date (as defined below), in addition to the share exchange as contemplated by Sections 1(a) and (b) above, the Company  or its shareholders or affiliates shall pay $70,000 (the “Additional

Consideration”) to Duke Acquisition in the form of a Convertible Note (the “Note”) attached hereto and made a part hereof as Exhibit B.

(d)  Closing. The transfer of the Common Stock to Duke Acquisition and the transfer of the Duke Mining Shares to the Company will take place at a closing (the “Closing”) to be held at the office of Anslow & Jaclin, LLP, 195 Route 9 South, Suite 204, Manalapan, New Jersey 07726 or any other mutually agreeable location, as soon as possible after or contemporaneously with the satisfaction or waiver of all of the conditions to closing set forth in Section 6 of this Agreement (the “Closing Date”).

2.

Representations and Warranties of the Company. The Company hereby represents, warrants, covenants and agrees as of the date hereof and as of the Closing Date as follows:

(a)    Organization and Authority.

(i)

The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.  The Company does not have any equity investment or other interest, direct or indirect, in, or any outstanding loans, advances or guarantees to or on behalf of, any domestic or foreign corporation, Limited Liability Company, association, partnership, joint venture or other entity.

(ii)

Complete and correct copies of the Company’s certificate of incorporation and by-laws are available for review on the EDGAR system maintained by the U.S. Securities and Exchange Commission (the “Commission”).

(iii)

The Company has full power and authority to carry out the transactions provided for in this Agreement, and this Agreement constitutes the legal, valid and binding obligations of the Company, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency and other laws of general application affecting the enforcement of creditor’s rights and except that any remedies in the nature of equitable relief are in the discretion of the court.  All necessary action required to be taken by the Company for the consummation of the transactions contemplated by this Agreement has been taken.

(iv)

The execution and performance of this Agreement will not constitute a breach of any agreement, indenture, mortgage, license or other instrument or document to which the Company is a party or by which their assets and properties are bound, and will not violate any judgment, decree, order, writ, rule, statute, or regulation applicable to the Company or their properties.  The execution and performance of this Agreement will not violate or conflict with any provision of the certificate of incorporation or by-laws of the Company.

(v)

The Common Stock, when transferred pursuant to this Agreement, will be duly and validly authorized and issued, fully paid and non-assessable. The transfer of the Common Stock to Duke Acquisition is exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to an exemption provided by Section 4(2) promulgated thereunder.

(vi)

The authorized capital stock of the Company consists of 25,000,000 shares of Common Stock, $0.0001 par value of which 10,100,000 shares are currently issued and outstanding and 1,000,000 shares of preferred stock, $0.0001 par value of which no shares are issued.  Except as provided in, contemplated by, or set forth in this Agreement or the Company SEC Documents (as defined below), the Company has no outstanding or authorized warrants, options, other rights to purchase or otherwise acquire capital stock or any other securities of the Company, preemptive rights, rights of first refusal, registration rights or related commitments of any nature. All issued and outstanding shares were either (i) registered under the Securities Act, or (ii) issued pursuant to valid exemptions from registration thereunder.

(vii)

No consent, approval or agreement of any person, party, court, governmental authority, or entity is required to be obtained by the Company in connection with the execution and performance by the Company of this Agreement or the execution and performance by the Company of any agreements, instruments or other obligations entered into in connection with this Agreement.

(b)    SEC Documents.

(i)

The Company is registered pursuant to Section 12 of the Exchange Act and it is current with its reporting obligations under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  None of the Company’s filings made pursuant to the Exchange Act (collectively, the “Company SEC Documents”) contains any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.  The Company SEC Documents, as of their respective dates, complied in all material respects with the requirements of the Exchange Act, and the rules and regulations of the Commission thereunder, and are available on the Commission’s EDGAR system.

(ii)

The Company SEC Documents include the Company’s audited consolidated financial statements for the fiscal years ended November 30, 2008 (the “Financial Statements”), including, in each case, a balance sheet and the related statements of income, stockholders’ equity and cash flows for the period then ended, together with the related notes.  The Audited Financial Statements have been certified by Li & Company, PC (“Li & Company”).  The Financial Statements are in accordance with all books, records and accounts of the Company, are true, correct and complete and have been prepared in accordance with GAAP, consistently applied.  Li & Company is independent as to the Company under the rules of the Commission pursuant to the Securities Act and is registered with the PCAOB.  The Financial Statements present fairly the financial position of the Company at the respective balance sheet dates, and fairly present the results of the Company’s operations, changes in stockholders’ equity and cash flows for the periods covered.

(iii)

At the close of business on November 30, 2008, the date of the Company’s most recent Form 10-K filing, the Company did not have any material liabilities, absolute or contingent, of the type required to be reflected on balance sheets prepared in accordance with GAAP which are not fully reflected, reserved against or disclosed on the November 30, 2008 balance sheet.  The Company has not guaranteed or assumed or incurred any obligation with respect to any debt or obligations of any Person, except endorsements made in the ordinary course of business in connection with the deposit of items for collection.  The Company does not have any debts, contracts, guaranty, standby, indemnity or hold harmless commitments, liabilities or obligations of any kind, character or description, whether accrued, absolute, contingent or otherwise, or due or to become due except to the extent set forth or noted in the Financial Statements, and not heretofore paid or discharged.

(c)

Absence of Changes.  Since November 30, 2008, except as set forth in the Company SEC Documents and to the best of Company’s knowledge, there have not been:

(i)

any change in the consolidated assets, liabilities, or financial condition of the Company, except changes in the ordinary course of business which do not and will not have a material adverse effect on the Company;

(ii)

any damage, destruction, or loss, whether or not covered by insurance, materially and adversely affecting the assets or financial condition of the Company (as conducted and as proposed to be conducted);

(iii)

any change or amendment to a material contract, charter document or arrangement not in the ordinary course of business to which the Company is a party other than contracts which are to be terminated at or prior to the Closing;

(iv)

any loans made by the Company to any of affiliate of the Company or any of the Company’s employees, officers, directors, shareholders or any of its affiliates;

(v)

any declaration or payment of any dividend or other distribution or any redemption of any capital stock of the Company;

(vi)

any sale, transfer, or lease of any of the Company’s assets other than in the ordinary course of business;

(vii)

any other event or condition of any character which might have a material adverse effect on the Company;

(viii)

any satisfaction or discharge of any lien, claim or encumbrance or payment of any obligation by Company except in the ordinary course of business and that is not material to the assets or financial condition of the Company; or

(ix)

any agreement or commitment by the Company to do any of the things described in this Section 2(c).

(d)  Property.  Except as set forth in the Company SEC Documents, the Company does not own any real estate and is not a party to any lease agreement.

(e)  Taxes.  The Company has filed all federal, state, county and local income, excise, franchise, property and other tax, governmental and/or related returns, forms, or reports, which are due or required to be filed by it prior to the date hereof, except where the failure to do so would have no material adverse impact on the Company, and has paid or made adequate provision in the financial statement included in the Company SEC Documents for the payment of all taxes, fees, or assessments which have or may become due pursuant to such returns or pursuant to any assessments received.  The Company is not delinquent or obligated for any tax, penalty, interest, delinquency or charge.

(f)  Contracts and Commitments.  Except as contemplated under this Agreement or set forth in the Company SEC Documents, the Company is not a party to any contract or agreement.

(g)  No Adverse Change.  Since November 30, 2008, there has not been any Material Adverse Change in the financial condition of the Company, although Shareholders recognize that the Company has continued not to generate any revenue and has continued to operate at a loss as a result of ongoing expenses, including expenses relating to this Agreement and the consummation of the transactions contemplated hereby.  A Material Adverse Change shall mean a material adverse change in the business, financial condition, operations or prospects of a person.

(h)  No Defaults.  The Company is not in violation of its certificate of incorporation or by-laws or any judgment, decree or order, applicable to it.

(i)  Litigation.  There are no material (i.e., claims which, if adversely determined based on the amounts claimed, would exceed five thousand dollars ($5,000) in the aggregate) claims, actions, suits, proceedings, inquiries, labor disputes or investigations (whether or not purportedly on behalf of the Company) pending or, to Company’s knowledge, threatened against the Company or any of its assets, at law or in equity or by or before any governmental entity or in arbitration or mediation.

(j)  Compliance with Laws.  The Company, to its knowledge, is in full compliance with all laws applicable to it (including, without limitation, with respect to zoning, building, wages, hours, hiring, firing, promotion, equal opportunity, pension and other benefit, immigration, nondiscrimination, warranties, advertising or sale of products, trade regulations, anti-trust or control and foreign exchange or, to the Company’s knowledge, environmental, health and safety requirements).

(k)  Contracts and Commitments.  The Company is not a party to any contract of agreement other than agreements that will be terminated at or prior to the Closing.

(l)  Intellectual Property.  The Company has no intellectual property rights.

(m)  No Broker.  Neither the Company nor any of its agents or employees has employed or engaged any broker or finder or incurred any liability for any brokerage fees, commissions or finders’ fees in connection with the transactions contemplated by this Agreement.  The Company shall indemnify and hold the Shareholders harmless against any loss, damage, liability or expense, including reasonable fees and expenses of counsel, as a result of any brokerage fees, commissions or finders’ fees which are due as a result of the consummation of the transaction contemplated by this Agreement.

(n) Reliance by Shareholders.  The representations and warranties set forth in this Section 2 taken together, do not contain any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein and therein, when taken together, not misleading, and there is no fact which materially and adversely affects the business, operations or financial condition of the Company.  Shareholders may rely on the representations set forth in this Section 2 notwithstanding any investigation it may have made.

3.

Representations and Warranties of Duke Acquisition and Duke Mining. Duke Acquisition and Duke Mining hereby represent, warrant, covenant and agree jointly and severally as of the date hereof and as of the Closing Date as follows (for purposes of this paragraph, Duke Acquisition and Duke Mining are hereby collectively referred to as the “Mining Group”):

(a)    Organization and Authority.

(i)

Duke Acquisition is a Limited Liability Company duly organized, validly existing and in good standing under the laws of the State of Texas.  Duke Mining is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas. The Mining Group does not have any equity investment or other interest, direct or indirect, in, or any outstanding loans, advances or guarantees to or on behalf of, any domestic or foreign corporation, Limited Liability Company, association, partnership, joint venture or other entity.

(ii)

Complete and correct copies of each of Duke Acquisition’s and Duke Mining’s certificate of incorporation and by-laws are attached hereto as Exhibit 2(a) (i).

(iii)

The Mining Group has full power and authority to carry out the transactions provided for in this Agreement, and this Agreement constitutes the legal, valid and binding obligations of the Mining Group, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency and other laws of general application affecting the enforcement of creditor’s rights and except that any remedies in the nature of equitable relief are in the discretion of the court.  All necessary action required to be taken by the Mining Group for the consummation of the transactions contemplated by this Agreement has been taken.

(iv)

The execution and performance of this Agreement will not constitute a breach of any agreement, indenture, mortgage, license or other instrument or document to which the Mining Group is a party or by which its assets and properties are bound, and will not violate any judgment, decree, order, writ, rule, statute, or regulation applicable to the Mining Group or their properties.  The execution and performance of this Agreement will not violate or conflict with any provision of the certificate of incorporation or by-laws of the Mining Group.

(v)

The authorized capital stock of Duke Mining consists of 1,000,000 shares of Common Stock, $ .001 par value of which 1,000,000 shares are currently issued and outstanding and solely owned by Duke Acquisition. Except as provided in, contemplated by, or set forth in this Agreement or the Company SEC Documents (as defined below), Duke Mining has no outstanding or authorized warrants, options, other rights to purchase or otherwise acquire capital stock or any other securities of Duke Mining, preemptive rights, rights of first refusal, registration rights or related commitments of any nature. All issued and outstanding shares were issued pursuant to valid exemptions from registration thereunder.

(vi)

No consent, approval or agreement of any person, party, court, governmental authority, or entity is required to be obtained by the Mining Group in connection with the execution and performance by the Mining Group of this Agreement or the execution and performance by the Mining Group of any agreements, instruments or other obligations entered into in connection with this Agreement.

(b)  Title to and Condition of Property.  The Mining Group owns or holds under valid leases or other rights to use all real property necessary for the conduct of the business of the Mining Group as presently conducted or as contemplated by the Mining Groups’ current business plan.

(c)  Taxes.  The Mining Group has filed all federal, state, county and local income, excise, franchise, property and other tax, governmental and/or related returns, forms, or reports, which are due or required to be filed by it prior to the date hereof, except where the failure to do so would have no material adverse impact on the Mining Group, and has paid or made adequate provisions for the payment of all taxes, fees, or assessments which have or may become due pursuant to such returns or pursuant to any assessments received.  The Mining Group0 is not delinquent or obligated for any tax, penalty, interest, delinquency or charge.

(d)  Contracts and Commitments.  Except as contemplated under this Agreement, Duke Mining is not a party to any contract or agreement.

(e)  No Adverse Change.  Since March 16, 2009, there has not been any Material Adverse Change in the financial condition of Duke Mining.  A Material Adverse Change shall mean a material adverse change in the business, financial condition, operations or prospects of a person.

(f)  No Defaults.  The Mining Group is not in violation of its certificate of incorporation or by-laws or any judgment, decree or order, applicable to it.

(g)  Litigation.  There are no material (i.e., claims which, if adversely determined based on the amounts claimed, would exceed five thousand dollars ($5,000) in the aggregate) claims, actions, suits, proceedings, inquiries, labor disputes or investigations (whether or not purportedly on behalf of the Mining Group) pending or, to the Mining Group’s knowledge, threatened against the Mining Group or any of its assets, at law or in equity or by or before any governmental entity or in arbitration or mediation.

(h)  Compliance with Laws.  Except as would not have a Material Adverse Effect on the Duke Mining, the business and operations of Duke Mining have been and are being conducted in accordance with all applicable foreign, federal, state and local laws, rules and regulations and all applicable orders, injunctions, decrees, writs, judgments, determinations and awards of all courts and governmental agencies and instrumentalities.  Except as would not have a Material Adverse Effect on Duke Mining, Duke Mining is not, and is not alleged to be, in violation of, or (with or without notice or lapse of time or both) in default under, or in breach of, any term or provision of the Duke Mining Charter Documents or of any indenture, loan or credit agreement, note, deed of trust, mortgage, security agreement or other material agreement, lease, license or other instrument, commitment, obligation or arrangement to which Duke Mining is a party or by which any of the Duke Mining’ properties, assets or rights are bound or affected. No other party to any material contract, agreement, lease, license, commitment, instrument or other obligation to which Duke Mining is a party are (with or without notice or lapse of time or both) in default thereunder or in breach of any term thereof.  Duke Mining is not subject to any obligation or restriction of any kind or character, nor are there, to the knowledge of Duke Mining, any event or circumstance relating to Duke Mining that materially and adversely affects in any way its business, properties, assets or prospects or that would prevent or make burdensome its performance of or compliance with all or any part of this Agreement or the Transaction Documents, or the consummation of the transactions contemplated hereby or thereby.  “Material Adverse Effect” means, when used with respect to Duke Mining, any event, occurrence, change, effect or circumstance which, individually or in the aggregate, (a) has a material adverse effect on the business, assets, financial condition, results of operations of Duke Mining, in each case taken as a whole or (b) materially impair the ability of Duke Mining to perform its obligations under this Agreement, excluding any change, effect or circumstance resulting from (i) the announcement, pendency or consummation of the transactions contemplated by this Agreement, (ii) changes in the United States securities markets generally, or (iii) changes in general economic, currency exchange rate, political or regulatory conditions in industries in which Duke Mining operates.

(i)  Contracts and Commitments.  The Mining Group is not a party to any contract of agreement other than agreements that will be terminated at or prior to the Closing.

(j)  Intellectual Property.  The Mining Group has no intellectual property rights.

(k)  No Broker.  Neither the Mining Group nor any of its agents or employees has employed or engaged any broker or finder or incurred any liability for any brokerage fees, commissions or finders’ fees in connection with the transactions contemplated by this Agreement.  The Mining Group shall indemnify and hold the Company harmless against any loss, damage, liability or expense, including reasonable fees and expenses of counsel, as a result of any brokerage fees, commissions or finders’ fees which are due as a result of the consummation of the transaction contemplated by this Agreement.

(l)  Absence of Undisclosed Liabilities.  Duke Mining has no debt, obligation or liability (whether accrued, absolute, contingent, liquidated or otherwise, whether due or to become due) arising out of any transaction entered into at or prior to the Closing Date or any act or omission at or prior to the Closing Date, except to the extent set forth on or reserved against on the Duke Mining Audited Financial Statements. Duke Mining has not incurred any liabilities or obligations under agreements entered into, except in the usual and ordinary course of business, since March 16, 2006.

(m)

Interested Party Transactions.  No officer, director or stockholder of The Mining Group or any affiliate or “associate” (as such term is defined in Rule 405 promulgated by the SEC under the Securities Act) of any such Person, have or have had, either directly or indirectly, (1) an interest in any Person which (a) furnishes or sells services or products which are furnished or sold or are proposed to be furnished or sold by Duke Mining, or (b) purchases from or sells or furnishes to, or proposes to purchase from, sell to or furnish to Duke Mining any goods or services; or (2) a beneficial interest in any contract or agreement to which The Mining Group is a party or by which they may be bound or affected.

(n)

Environmental and Safety Matters.  Except as would not have a Material Adverse Effect:

(i)

The Mining Group has at all times been and is in compliance with all Environmental Laws (as defined below) applicable to The Mining Group.

(ii)

There are no Actions pending or threatened against the Mining Group alleging the violation of any Environmental Law (as defined below) or Environmental Permit applicable to the Mining Group or alleging that the Mining Group is a potentially responsible party for any environmental site contamination.

(iii)

Neither this Agreement nor the consummation of the transactions contemplated by this Agreement shall impose any obligations to notify or obtain the consent of any Governmental Authority or third Persons under any Law or other requirement relating to the environment, natural resources, or public or employee health and safety (“Environmental Laws”) applicable to the Mining Group.

(o)

Board Recommendation.  The Board of Directors of Duke Mining, at a meeting duly called and held has determined that this Agreement and the transactions contemplated by this Agreement are advisable and in the best interests the Mining Group.

(p)

Stock Legends.  The Mining Group hereby agrees with the Company and Harborview as follows:

Securities Act Legend Accredited Investors.  The certificates evidencing the Common Stock issued to the Mining Group will bear the following legend:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS AND NEITHER SUCH SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED EXCEPT (1) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OR (2) PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, IN WHICH CASE THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE COMPANY AN OPINION OF COUNSEL, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED IN THE MANNER CONTEMPLATED PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, OR (3) IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S PROMULGATED UNDER THE SECURITIES ACT, AND BASED ON AN OPINION OF COUNSEL, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE COMPANY, THAT THE PROVISIONS OF REGULATION S HAVE BEEN SATISFIED.

(q)

Ownership of Shares.  Duke Acquisition is both the record and beneficial owner of the Duke Mining Shares.  Duke Acquisition is not the record or beneficial owner of any other shares of Duke Mining.  Duke Acquisition has and shall transfer at the Closing, good and marketable title to the Duke Mining Shares, free and clear of all liens, claims, charges, encumbrances, pledges, mortgages, security interests, options, rights to acquire, proxies, voting trusts or similar agreements, restrictions on transfer or adverse claims of any nature whatsoever.

4.

Closing Deliveries.

(a)  On the Closing Date, Harborview shall deliver or cause to be delivered toEvolution:

(i)  a certificate registered in the name of Duke Acquisition representing the number of shares of Common Stock set forth on Schedule I;

(ii) letters of resignation from each of the officers of the Company; and

(ii) the Additional Consideration.

(b)  On the Closing Date, Duke Acquisition shall deliver or cause to be delivered to the Company:

(i) the certificate representing Duke Acquisition’s shares of Duke Mining Shares, or if the shares were issued in uncertificated form, a written representation executed by an officer of Duke Mining that Duke Acquisition was issued the number of shares set forth  on Schedule I.

(ii) the Directors and Officers Insurance Policy.

5.

Conditions to the Obligation of Duke Acquisition to Close.  The obligations of Duke Acquisition under this Agreement are subject to the satisfaction of the following conditions unless waived by Duke Acquisition:

(i)

Representations and Warranties.  As of the date hereof and as of the Closing Date, the representations and warranties of Harborview and the Company shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as if made on such date, and Harborview and the Company shall have performed all of their respective obligations required to be performed by them pursuant to this Agreement at or prior to the Closing Date, and Duke Acquisition shall have received a certificate of the Company to such effect and as to any other matters set forth in this Agreement.

(ii)

No Material Adverse Change.  No Material Adverse Change in the business or financial condition of the Company shall have occurred or be threatened since the date of this Agreement, and no action, suit or proceedings shall be threatened or pending before any court of governmental agency or authority or regulatory body seeking to restraint, prohibition or the obtain damages or other relief in connection with this Agreement or the consummation of the transactions contemplated by this Agreement or that, if adversely decided, has or may have a Material Adverse Effect.

(iii)

Liabilities. Except for legal fees and professional fees related to this Agreement, on the Closing Date, the Company’s total liabilities shall not exceed amounts disclosed in the Company’s SEC filings.

(iv)

Resignations.   All officers of the Company shall have tendered a letter of resignation.

(v)

Elections and Appointments.  The following individuals shall have been elected as directors of the Company effective as of the Closing Date:

DARREN MILES

BENJAMIN MAYER

The following individuals shall have been appointed to the following offices:

DARREN MILES, President, Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer and Treasurer

(vi)

Shares Outstanding.  The Company shall have 10,100,000 shares of Common Stock outstanding without giving effect to the issuances contemplated under this Agreement.

6.

Conditions to the Obligation of Harborview and the Company to Close.  The obligations of Harborview and the Company under this Agreement are subject to the satisfaction of the following conditions unless waived by Harborview and the Company:

(i)

Representations and Warranties.  As of the date hereof and on the Closing Date, the representations and warranties of the Mining Group shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as if made on such date, and the Mining Group shall have performed all of their respective obligations required to be performed by them pursuant to this Agreement at or prior to the Closing Date, and the Company shall have received a certificate of the Mining Group to such effect and as to any other matters set forth in this Agreement.

(ii)

No Material Adverse Change.  No Material Adverse Change in the business or financial condition of the Mining Group shall have occurred or be threatened since the date of this Agreement, and no action, suit or proceedings shall be threatened or pending before any court of governmental agency or authority or regulatory body seeking to restraint, prohibition or the obtain damages or other relief in connection with this Agreement or the consummation of the transactions contemplated by this Agreement or that, if adversely decided, has or may have a Material Adverse Effect.

(iii)

Financial Statements. Duke Mining is required to provide an audit of its financial statements for the required period in accordance with SEC rules and regulations performed by an auditor that is registered with the PCAOB (“Required Audit”).

(iv)

Officer’s Certificate.  The Mining Group shall furnish to the Company a certificate dated the Closing Date and signed by a duly authorized officer of each of Duke Acquisition and Duke Mining to the effect that no litigation, proceeding, investigation, or inquiry is pending, or to the best knowledge of their knowledge threatened, which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Agreement, or, to the extent not disclosed in the Mining Group Schedules, by or against the Mining Group, which might result in any material adverse change in any of the assets, properties, business, or operations of each of Duke Acquisition or Duke Mining.

(v)

Good Standing.  Dated within fifteen (15) days of the Closing Date, the Company shall have received a certificate of good standing for both Duke Acquisition and Duke Mining.

(vi)Approval by Duke Mining Shareholders.  This Agreement and the transactions contemplated hereunder shall have been approved by the holders of not less than fifty and one tenths percent (50.01%) of the Duke Mining Shares, including voting power

(vii)Governmental Prohibition.  No order, statute, rule, regulation, executive order, injunction, stay, decree, judgment or restraining order shall have been enacted, entered, promulgated or enforced by any court or governmental or regulatory authority or instrumentality which prohibits the consummation of the transactions contemplated hereby.

(viii)Consents.  All consents, approvals, waivers or amendments pursuant to all contracts, licenses, permits, trademarks and other intangibles in connection with the transactions contemplated herein, or for the continued operation of Duke Mining after the Closing Date on the basis as presently operated shall have been obtained.

7.

Verification of Duke Mining Assets

The parties hereby agree that the Company, in its sole discretion, has the right to verify the assets of Duke Mining and ownership of said assets by Duke Mining by any means it deems required.  When Duke Mining provides the Required Audit to the Company and all other conditions in this Agreement are satisfied, the Company may still not be satisfied as the validity of the Duke Mining assets.  In such case, the Company has the following options: (i) it can delay the closing of this transaction until it is satisfied; or (ii) it can close this transaction and require the shares to be issued to Duke Acquisition to be held in escrow until its satisfaction. .

8.

Indemnification

Duke Acquisition, the principal stockholder of the Duke Mining (the “Indemnitor”), hereby acknowledges that it will gain significant benefits from the transactions contemplated hereunder.  In consideration for the consummation of the transactions contemplated by this Agreement, the Indemnitor  hereby agrees to indemnify and hold harmless the Company and the shareholders, from and against any and all liabilities, losses, damages, judgments, costs and charges, including reasonable attorney fees and expenses, as a result of (i) any liabilities of the Duke Mining that arose from its actions or omissions prior to the Closing Date and (ii) Duke Acquisition’s breach of any representations and warranties contained herein.  The provisions of this Section 5 shall survive the consummation of the transactions contemplated hereunder, and is intended to benefit the Company and the shareholders and their respective heirs, personal representatives, successors and assigns.

9.

Accredited Investor Status.

By countersigning this Agreement, Duke Acquisition, severally and not jointly, represents that it is an accredited investor as such is defined in Regulation D promulgated under the Securities Act of 1933 as amended, because Evolution fits one of the definitions set forth in Exhibit A attached hereto.

10.

Notices.

Any notice, demand, request, waiver or other communication required or permitted to be given hereunder shall be in writing and shall be effective (a) upon hand delivery by telecopy, e-mail or facsimile at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur.  The addresses for such communications shall be:

if to Harborview or the Company:

Boxwoods, Inc.

850 Third Avenue, Suite 1801

New York, NY 10022

Tel: (646) 218-1400

Fax: (646) 218-1401

with a copy to(which shall not constitute notice):

Anslow & Jaclin, LLP

Attn: Richard I Anslow, Esq.

Gary S. Eaton, Esq.

195 Route 9 South, Suite 204

Manalapan, New Jersey 07726

Tel: (732) 409-1212

Fax: (732) 577-1188

if to the Duke Acquisition:

Duke Acquisition LLC.

Attn: Darren Miles

3001 Knox St. Suite 401

Dallas, TX 75205

Tel: (214) 634-6289

Fax:

11.

Miscellaneous.

(a)    This Agreement constitutes the entire agreement between the parties relating to the subject matter hereof, superseding any and all prior or contemporaneous oral and prior written agreements, understandings and letters of intent. This Agreement may not be modified or amended nor may any right be waived except by a writing which expressly refers to this Agreement, states that it is a modification, amendment or waiver and is signed by all parties with respect to a modification or amendment or the party granting the waiver with respect to a waiver. No course of conduct or dealing and no trade custom or usage shall modify any provisions of this Agreement.

(b)    This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to any principles of conflicts of law applicable to contracts made and to be performed entirely within such State.  Each of the parties hereby  irrevocably consents and agrees that any legal or equitable action or proceeding arising under or in connection with this Agreement shall be brought in the federal or state courts located in the County of New York in the State of New York, by execution and delivery of this Agreement, irrevocably submits to and accepts the jurisdiction of said courts, (iii) waives any defense that such court is not a convenient forum, and (iv) consent to any service of process method permitted by law.

(c)    This Agreement shall be binding upon and inure to the benefit of the parties hereto, and their respective successors and permitted assigns.

(d)    This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same document.  Fax or PDF copies of signatures shall be treated as originals for all purposes.

(e)    The various representations, warranties, and covenants set forth in this Agreement or in any other writing delivered in connection therewith shall survive the issuance of the Shares.

(f) Duke Acquisition hereby acknowledges that they have the right to obtain legal counsel for this transaction.  Notwithstanding same, Duke Acquisition waives the right to such legal counsel.  In addition, Duke Acquisition hereby acknowledges that Anslow & Jaclin, LLP represents the Company and no other party in this transaction.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties have executed this Agreement the day and year first above written.

BOXWOODS, INC.

By:
RICHARD ROSENBLUM
Title: Chief Executive Officer, Chief Financial officer and President

DUKE ACQUISITION LLC as shareholder of DUKE MINING COMPANY, INC.

By:
Title:

HARBORVIEW MASTER FUND, L.P.

By:
Title:
With respect only to section 4(a).

DUKE MINING COMPANY, INC.

By:
Title:

Schedule I

NAME OF HOLDER	DUKE MINING SHARES	BOXWOODS SHARES TRANSFERRED
Duke Mining Acquisition LLC	1,000,000	4,400,000

Exhibit A

Accredited investors

A Person who meets any one of the following tests is an accredited investor:

 (a)   The Person is an individual who has a net worth, or joint net worth with the Person’s spouse, of at least $1,000,000.

 (b)   The Person is an individual who had individual income of more than $200,000 (or $300,000 jointly with the Person’s spouse) for the past two years, and the Person has a reasonable expectation of having income of at least $200,000 (or $300,000 jointly with the Person’s spouse) for the current year.

 (c)   The Person is an officer or director of the Company.

 (d)   The Person is a bank as defined in section 3(a)(2) of the Securities Act or any savings and loan association or other institution as defined in section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity.

 (e)   The Person is a broker or dealer registered pursuant to section 15 of the Securities Exchange Act of 1934.

 (f)   The Person is an insurance company as defined in section 2(13) of the Securities Act.

 (g)   The Person is an investment company registered under the Investment Company Act of 1940 or a business development company as defined in section 2(a)(48) of that Act.

 (h)   The Person is a small Business Investment Company licensed by the U.S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958.

 (i)   The Person is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors.

 (j)   The Person is a private business development company as defined in section 202(a)(22) of the Investment Advisers Act of 1940.

 (k)   The Person is an organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000.

 (l)   The Person is a trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) of the Commission under the Securities Act.

 (m)   The Person is an entity in which all of the equity owners are accredited investors (i.e., all of the equity owners meet one of the tests for an accredited investor).

 If an individual Person qualifies as an accredited investor, such individual may purchase the Shares in the name of his or her individual retirement account (“IRA”).

EXHIBIT B

Convertible Note